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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
         Date of Report (Date of Earliest Event Reported) June 17, 1998

                                RADVA CORPORATION
             (Exact name of registrant as specified in its charter)


        Virginia                  0-15464             54-0715892
(State of incorporation)     (Commission File      (I.R.S. Employer
                                  Number)         Identification No.)


  P.O. Box 2900, Radford, VA                            24143
(Address of principal executive offices)              (Zip Code)

(Registrant's telephone number, including area code)  540-639-2458


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Item 2.  Acquisition or Disposition of Assets

        On June 8, 1998 the registrant received $1,250,000 as the initial payment required by a contract for the sale of its THERMASTRUCTURE panel operations and technology to EAC International, Inc. In addition to the initial payment, the contract calls for the payment of $1,750,000 over a thirty (30) month period and $3,200,000 based on earnings of EAC, with a minimum annual payment of $50,000 beginning with the forty-second (42) month after closing. RADVA also receives 5 percent of ThermaSteel Corporation, the corporation formed in Virginia to hold the transferred assets.

        The assets transferred accounted for approximately 30 percent of RADVA's consolidated assets as of March 31, 1998. The transfer gives EAC domestic and international licensing rights, panel manufacturing machinery, machine manufacturing operations, and interests in Russia, Australia and Mexico, as well as in the USA.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RADVA CORPORATION
                                           (Registrant)

                                         /s/ WILLIAM FRY
                                         --------------------------------------
Dated:  June 17, 1998                    By:  William Fry
                                              Assistant Secretary/Treasurer